SUB-ITEM 77I

Massachusetts Investors Trust, (the "Trust"), established new classes of shares and re-designated classes of shares as described in the Post-Effective Amendment No. 87 to the Registration Statement (File Nos. 2-11401 and 811-203), as filed with the Securities and Exchange Commission via EDGAR on March 31, 2005 under Rule 485 of the Securities Act of 1933. Such description is incorporated herein by reference.


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